   As filed with the Securities and Exchange Commission on September 15, 2000
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NEON COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                       04-3523408
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

2200 WEST PARK DRIVE
WESTBOROUGH, MA 01581                                      01581
(Address of Principal Executive Offices)                 (Zip Code)

                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                          VICTOR COLANTONIO, PRESIDENT
                            NEON COMMUNICATIONS, INC.
                              2200 WEST PARK DRIVE
                              WESTBOROUGH, MA 01581
                     (Name and Address of Agent for Service)

                                 (508) 616-7800
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
 Title of Securities to be      Amount to be     Offering Price Per     Aggregate Offering         Amount of
         Registered              Registered             Share                 Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------
  Common Stock, par value     4,453,276 shares      $36.36(1)          $161,921,115(1)           $42,750
      $0.01 per share
=====================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon (i) with respect to 1,890,937 shares that may be acquired pursuant to stock options granted by NEON Communications, Inc. (the "Company") under the Company's Amended and Restated 1998 Stock Incentive Plan, as amended (the "Option Plan") prior to the date of this Registration Statement, the actual price at which such stock options may be exercised; and (ii) with respect to the remaining 2,562,339 shares that may be acquired pursuant to stock options that may be granted by the Company under the Option Plan from time to time after the date hereof, $39.94 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Common Stock on September 14, 2000.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The information required by Part I is included in documents sent or given to participants in the Registrant's 1998 Amended and Restated Stock Incentive Plan, as amended, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                  (3) The description of the Common Stock of the Registrant, $.001 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or

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superseded, to constitute a part of this Registration Statement. References in this Item 3 to the Registrant shall be deemed to mean NEON Communications, Inc., and with respect to reports or prospectuses filed prior to September 14, 2000, its predecessor, NorthEast Optic Network, Inc.

         Item 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

         Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The legality of the Common Stock being offered hereby will be passed upon for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

         Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Certificate of Incorporation.

                  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Our Certificate of Incorporation provides that we will, to the fullest extent permitted by Delaware law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact

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that he or she is or was, or has agreed to become, a director or officer of our company, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of a person seeking indemnification in connection with such action, suit or proceeding and any appeal therefrom.

         As a prerequisite to indemnification under our Certificate of Incorporation, the person seeking indemnification must notify us in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnification will or could be sought. With respect to any action, suit, proceeding or investigation of which we are so notified, we will be entitled to participate therein at our own expense and/or to assume the defense of the action at our own expense, with legal counsel reasonably acceptable to the person seeking indemnification.

         If we do not choose to assume the defense of an action for which we have received notice, we generally will pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by a party seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred before the final disposition of such matter shall be made only upon receipt of an undertaking by the person seeking indemnification to repay all amounts so advanced in the event that it shall ultimately be determined that the person seeking indemnification is not entitled to be indemnified by us under our Certificate of Incorporation.

         Our Certificate of Incorporation does not require us to indemnify any person seeking indemnification in connection with a proceeding initiated by such person unless such initiation was approved by our Board of Directors. In addition, we will not indemnify any person to the extent such person is reimbursed from the proceeds of an insurance reimbursement. We have purchased directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers or directors, as the case may be.

         Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

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         Item 8.  EXHIBITS

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  UNDERTAKINGS

                  1.       The Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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                  2. The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Massachusetts on September 15, 2000.


                                             NEON Communications, Inc.

                                             By:    /s/Victor  Colantonio
                                                --------------------------------
                                                Victor Colantonio, President


                        POWER OF ATTORNEY AND SIGNATURES

         Each person whose signature appears below constitutes and appoints John
H. Forsgren, Victor Colantonio, and William F. Fennell as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                       6
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         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         Signatures                             Title                                                         Date
         ----------                             -----                                                         ----

                                                Chairman of the Board and Chief Executive
     /s/ John H. Forsgren                       Officer (Principal Executive Officer)              September 15, 2000
-------------------------------
      John H. Forsgren

                                                Chief Financial Officer, Treasurer and Vice
                                                President (Principal Financial and Accounting
   /s/ William F. Fennell                       Officer)                                           September 15, 2000
-------------------------------
      William F. Fennell


   /s/  Victor Colantonio                       Vice Chairman of the Board and President           September 15, 2000
------------------------------
      Victor Colantonio


                                                Director                                           September __, 2000
-------------------------------
      Katherine Dietze Courage


  /s/ F. Michael McClain                        Director                                           September 15, 2000
------------------------------
      F. Michael McClain


  /s/ Peter A. Rust                             Director                                           September 14, 2000
-----------------------------
      Peter A. Rust


                                                Director                                           September __, 2000
-----------------------------
      Robert A. Shinn


  /s/ Gary D. Simon                             Director                                           September 15, 2000
-----------------------------
      Gary D. Simon


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EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

    4.1 Specimen Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.01 of our Registration Statement on Form S-4, Registration No. 333-38600).

    5.1           Opinion of Hale and Dorr LLP

   23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1)

   23.2           Consent of Arthur Andersen LLP

  24 Power of Attorney (included in the signature pages of this Registration Statement)



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